Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163825) of Millicom International Cellular S.A. of our report dated March 1, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in the Annual report to the Shareholders, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers S.à r.l.

Luxembourg — March 1, 2012